UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2012

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2012, AmerisourceBergen Corporation (the “Company”) announced that Michael D. DiCandilo has left the Company to pursue other interests. Mr. DiCandilo served as the Company’s Executive Vice President and Chief Financial Officer until February 10, 2012. In connection with his departure, Mr. DiCandilo will be entitled to receive the severance benefits described under the terms of his employment agreement, which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011. Mr. DiCandilo’s agreement includes non-competition and non-solicitation covenants made by Mr. DiCandilo and other commitments, covenants and waivers. Mr. DiCandilo’s severance benefits will include the payment of two years’ base salary and bonus, a pro-rated bonus for fiscal year 2012 and insurance and outplacement benefits. The aggregate value of these severance benefits is approximately $3.7 million.

The Company also announced that Tim G. Guttman, the Company’s Vice President and Controller, 52, has been appointed acting Chief Financial Officer, effective as of February 10, 2012, and will assume responsibility for the Company’s core financial functions on an interim basis. Mr. Guttman has served as the Company’s Vice President and Controller since 2002.

On February 13, 2012, the Company issued a news release announcing the appointment of Mr. Guttman and the departure of Mr. DiCandilo. The news release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

In the news release issued on February 13, 2012, the Company reaffirmed its expectations for fiscal year 2012 diluted earnings per share in the range of $2.74 to $2.84. Key assumptions supporting the 2012 diluted earnings per share range are: flat to modest revenue growth; operating margin growth in the high single-digit to low-double digit basis points range; and free cash flow in the range of $700 million to $800 million, which includes capital expenditures in the $150 million range. Subject to market conditions, the Company expects to repurchase approximately $400 million of its common shares in fiscal year 2012.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	NewsRelease, dated February 13, 2012, regarding organizational changes at the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: February 13, 2012	By:	/s/ John G. Chou
Name: John G. Chou
Title: Executive Vice President, General Counsel and Secretary